UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Von Karman, Suite 110

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Investment Agreement

On November 28, 2016, Terra Tech Corp. (the “Company”) entered into an Investment Agreement (the "Investment Agreement") with an accredited investor (the "Purchaser") pursuant to which, upon the terms and subject to the conditions set forth therein, the Investor is committed to purchase up to $20,000,000 of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) over the 30-month term of the Investment Agreement. From time to time over the term of the Investment Agreement, at the Company’s sole discretion, the Company may present the Purchaser with a put notice to purchase Common Stock. The maximum amount of any put shall be equal to the lesser of (i) $1,500,000 and (ii) 200% of the average of the daily trading volume of the Common Stock in the ten (10) trading days prior to the delivery of a put notice. The Company may not deliver more than one put notice during any five (5) trading day period. The purchase price of the Common Stock shall be 95% of the average of the three (3) lowest daily volume weighted average prices of the Common Stock in the five (5) trading days prior to the delivery of a put notice (the “Purchase Price”). In the event the average of the three (3) lowest daily volume weighted average prices of the Common Stock in the five (5) trading days following the delivery of a put notice is less than the Purchase Price, the Company shall deliver to the Purchaser additional shares of Common Stock such that the effective price per share of Common Stock paid by the Purchaser is equal to the Purchase Price. Upon execution of the Investment Agreement, the Company issued the Purchaser 200,000 shares of Common Stock as a commitment fee (the “Commitment Shares”). In addition, the Company agreed to pay up to $15,000 of the Purchaser’s attorneys’ fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of the Investment Agreement. The Investment Agreement also contains customary representations, warranties, and covenants by, among, and for the benefit of the parties.

Pursuant to the Investment Agreement, the Company agreed to sell the Common Stock, including the Commitment Shares, pursuant to an effective shelf registration statement on Form S-3 (Registration No 333-210673), declared effective by the Securities and Exchange Commission on August 12, 2016, and a related prospectus supplement thereto.

The foregoing description of the Investment Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 10.39 to this Current Report on Form 8-K and which is incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.39	Form of Investment Agreement, dated as of November 28, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: November 28, 2016	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

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